Exhibit 21

SUBSIDIARY LIST
AS OF MARCH 6, 2017

NAME OF SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION	OWNED BY	OWNERSHIP PERCENTAGE

Tivity Health Services, LLC	DE	Tivity Health, Inc.	100%

Tivity Health Government Services, Inc.	DE	Tivity Health, Inc.	100%

Tivity Health International, Inc.	DE	Tivity Health, Inc.	100%

CareSteps.com, Inc.	DE	Tivity Health, Inc.	100%

Axonal Information Solutions, Inc.	DE	CareSteps.com, Inc.	100%

Ascentia Health Care Solutions, LLC	DE	Tivity Health Services, LLC	100%

Clinical Decision Support, LLC	DE	Tivity Health Services, LLC	100%

DIGOP, LLC	DE	Tivity Health Services, LLC	100%

StatusOne Health Systems, LLC	DE	Tivity Health Services, LLC	100%

Population Health Support, LLC	DE	Tivity Health Services, LLC	100%

Tivity Health Support, LLC	DE	Tivity Health Services, LLC	100%

KLMN, LLC	DE	Tivity Health Services, LLC	100%

Health Honors, LLC	DE	Tivity Health Services, LLC	100%

Tivity Health Hawaii, LLC	DE	Tivity Health Services, LLC	100%

Ornish, LLC	DE	Tivity Health Services, LLC	100%

Wholehealth Networks, Inc.	DE	Tivity Health Support, LLC	100%

Tivity Health Trends, LLC	DE	Tivity Health Support, LLC	100%

Tivity Health QuitNet, LLC	DE	Tivity Health Support, LLC	100%

Healthcare Dimensions PR, Inc.	DE	Tivity Health Support, LLC	100%

WholeHealthMD.com, LLC	DE	Tivity Health Support, LLC	100%

American WholeHealth Networks IPA of New York, Inc.	DE	WholeHealth Networks, Inc.	100%

WholeHealth Networks - Northeast, Inc.	DE	WholeHealth Networks, Inc.	100%

Alignis of New York, Inc.	NY	WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New York IPA, Inc.	NY	WholeHealth Networks - Northeast, Inc.	100%

AlignisOne of New Jersey, Inc.	NJ	WholeHealth Networks - Northeast, Inc.	100%

Healthways International, S.a.ŕ.l.	Luxembourg	Tivity Health International, Inc.	100%

Healthways International, LTD	United Kingdom	Healthways International, S.a.ŕ.l	100%

Healthways International, GmbH	Germany	Healthways International, S.a.ŕ.l.	100%

Healthways Wellness Services Private Limited	India	Healthways International, S.a.ŕ.l.	100%